UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2009

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

and

Item 8.01 Other Events.

Dr Pepper Snapple Group, Inc. ("DPS") today announced that it has agreed to license certain brands to PepsiCo, Inc. ("PepsiCo") on completion of PepsiCo’s proposed acquisitions of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS). As part of the transaction, DPS will receive a one-time upfront payment of $900 million, before taxes and other related fees and expenses.

Under a new licensing agreement that will replace existing agreements with PBG and PAS, PepsiCo will distribute Dr Pepper, Crush and Schweppes in the U.S.; Dr Pepper, Crush, Schweppes, Vernors and Sussex in Canada; and Squirt and Canada Dry in Mexico. The new agreement will have an initial term of 20 years, with 20-year renewal periods, and will require PepsiCo to meet certain performance conditions.

Additionally, in U.S. territories where it has a distribution footprint, DPS will begin selling certain owned and licensed brands, including Sunkist soda, Squirt, Vernors and Hawaiian Punch, that were previously sold by PBG and PAS.

The one-time payment is expected to be recognized over the estimated life of the license agreement and recorded as net sales.

Net proceeds from this transaction will be used to reduce the company’s overall debt obligations in-line with its target capital structure of approximately 2.25 times total debt to EBITDA after certain adjustments.

This transaction is subject to PepsiCo obtaining regulatory approvals and completing its purchase of PBG and PAS.

A copy of the letter agreement summarizing the terms of the transaction is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the letter agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the letter agreement, which is incorporated herein by reference.

A copy of the press release announcing the signing of the letter agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter agreement, dated December 7, 2009, between Dr Pepper Snapple Group, Inc. and PepsiCo, Inc.

99.1 Dr Pepper Snapple Group, Inc. Press Release dated December 8, 2009—"Dr Pepper Snapple Group Agrees to License Certain Brands to PepsiCo Following Acquisition of its Largest Bottlers"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

December 8, 2009	By:	James L. Baldwin, Jr.

Name: James L. Baldwin, Jr.
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letter agreement, dated December 7, 2009, between Dr Pepper Snapple Group, Inc. and PepsiCo, Inc.
99.1	Dr Pepper Snapple Group, Inc. Press Release dated December 8, 2009—"Dr Pepper Snapple Group Agrees to License Certain Brands to PepsiCo Following Acquisition of its Largest Bottlers"